EXHIBIT 5.1


                     BAKER, DONELSON, BEARMAN & CALDWELL
                       165 Madison Avenue, Suite 2000
                         Memphis, Tennessee  38103


                             February 5, 1997


Board of Directors
Mid-America Apartment Communities, Inc.
6584 Poplar Avenue, Suite 340
Memphis, TN  38138


Gentlemen:

      You  have  requested  our opinion in
connection with the registration on Form S-3, Registration Statement No. 333-20221 (the
"Registration Statement") under the Securities Act of
1933, as amended, of up to an aggregate of 750,000 shares of common stock, par value $.01 per share
(the "Offered Securities") as defined in the Registration Statement of Mid-America Apartment
Communities, Inc., a Tennessee corporation (the
"Company") to be sold by the Company from time to time as described in the Registration
Statement.

      We have acted as counsel for the Company in connection with the proposed offering of the Offered
Securities and have assisted with the preparation of the Registration Statement and various corporate documents related thereto. We have examined and relied upon the following documents and instruments for the purpose of giving this opinion, which , to our knowledge and in our judgment, are all of the documents and instruments that are necessary for us to examine for such purpose:

   1. The Registration Statement and the prospectus filed therewith (the "Prospectus") and all exhibits thereto;

   2. A copy of the Company's Charter certified by the Tennessee Secretary of State;

   3. A copy of the Company's Bylaws, as amended, certified by the Secretary of the Company; and

   4.  The minute book of the Company.

      In giving our opinion, we have assumed without investigation the authenticity of any document or instrument submitted to us as an original, the conformity to the authentic original of any document or instrument submitted to us as a certified, conformed or photostatic copy and the genuineness of all signatures on such originals or copies.

     Based upon the foregoing and having regard for such legal considerations as we deem relevant, we are of the opinion that the Offered Securities, when issued in accordance with the Registration Statement, will be validly issued, fully paid and nonassessable.

     Our opinion subject to the following qualifications and limitations:

 i. The opinions expressed herein are subject to the effect of applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights and equitable principles limiting the availability of equitable remedies on the enforceability of contracts, agreements and instruments.

 ii. Members of our firm are qualified to practice law in the State of Tennessee and nothing contained herein shall be deemed to be an opinion as to any law, rule or regulation other than those of the federal law of the United States.

 iii. The opinions set forth herein are expressed as of the date hereof and we disclaim any undertaking to advise you of any changes which may subsequently be brought to our attention in the facts and the law upon which such opinions are based.




      We consent to the reference of our firm name under the caption LEGAL MATTERS in the Prospectus and to the use of our opinion as an exhibit to the Registration Statement. In giving such consents, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                              Very truly yours,
                              BAKER, DONELSON, BEARMAN & CALDWELL
                              a Professional Corporation

                              By:  /s/ John A. Good
                                 --------------------------
                                       John A. Good